Certificate of Assistant Secretary


            The undersigned, Ruth D. Leibert, Assistant Secretary of Dreyfus Ohio Municipal Money Market Fund, Inc. (the "Fund"), hereby certifies that set forth below is a copy of the resolution adapted by the Fund's Board of Trustees authorizing the signing by Marie E. Connolly, Frederick C. Dey, Eric B. Fischman and John Pelletier on behalf of the proper officers of the Fund pursuant to a power of attorney.

            RESOLVED, that the Registration Statement and any and all amendments andsupplements thereto, may be signed by any one of Marie E. Connolly, Frederick C. Dey,Eric B. Fischman and John Pelletier as the attorney-in-fact for the proper offices of theFunds, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact, might or could do in person.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the Seal of the Fund on February 23, 1995.